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Exhibit 23.2

Consent of KPMG LLP, Independent Auditors

        We consent to the incorporation by reference in amendment no. 1 of the Registration Statement on Form S-3 of Chiron Corporation for the registration of $500,000,000 of 1 5/8% Convertible Debentures due 2033 and 7,305,650 shares of common stock issuable upon conversion of the debentures of our report dated January 28, 2002, relating to the consolidated balance sheet of Chiron Corporation and subsidiaries as of December 31, 2001 and the related consolidated statements of operations, comprehensive income, stockholders' equity, and cash flows for each of the years in the two-year period ended December 31, 2001 and the related consolidated financial statement schedule, which report appears in the annual report on Form 10-K of Chiron Corporation for the year ended December 31, 2002, and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG LLP
San Francisco, California January 6, 2004

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  Exhibit 23.2
Consent of KPMG LLP, Independent Auditors